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                                                                    EXHIBIT 10.1

                                 FIRST AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of May 12 , 2000, by and between Caredata.com Inc. (f/k/a Medirisk, Inc.), a Delaware corporation (the "Borrower"), and Bank of America, N.A. (f/k/a NationsBank, N.A.) (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of June 29, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

         WHEREAS, as of the date hereof, the Borrower has acquired equity interests in each of the third parties listed on Exhibit A attached hereto (each such third party, together with the companies listed on Schedule 10 to the Credit Agreement, being hereafter referred to as an "Investment Target"), in violation of the restrictions set forth in Sections 3.1(n), 3.1(p), 3.1(q), 4.11, 5.3, 5.5, 6.5 and 6.6(b) of the Credit Agreement (the "Investment Default"); and

         WHEREAS, the Borrower has requested, and the Lender has agreed, to waive the Investment Default and to amend the Credit Agreement in order to, among other things, provide the Borrower with an increase in borrowing availability under the Credit Agreement as and to the extent set forth herein;

         NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (as amended by this Amendment) except as otherwise defined or limited herein, and further agree, subject to the conditions precedent to this Amendment hereinafter set forth, as follows:

         1.       Amendments to Section 1.1.

                  (a) Section 1.1 of the Credit Agreement, Extension of Credit, is hereby modified and amended by deleting the existing section in its entirety and by substituting the following in lieu thereof:

                  "Section 1.1      Extensions of Credit.

                           "(a)     Revolving Loans. Subject to the terms and
         conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lender agrees to make available to the Company, from

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         time to time prior to the Maturity Date amounts which in the aggregate at any one time outstanding do not exceed the sum of (i) Current Outstandings, plus (ii) the New Commitment. If at any time, the Revolving Loans exceed any applicable limitation set forth in this Agreement (including, without limitation, the amount determined by the formula set forth in the immediately preceding sentence), such Revolving Loans shall nevertheless constitute Obligations that are secured by the Collateral and are entitled to all benefits thereof. Notwithstanding anything contained in this Agreement to the contrary, the Revolving Loans in an amount equal to the aggregate principal amount outstanding in excess of the sum of (x) Current Outstandings, plus (y) the New Commitment, shall be payable ON DEMAND.

                           "(b)     Extension of Maturity Date. In the event
         that the Company has entered into an Approved Contract on or before June 15, 2000, the Maturity Date shall be automatically extended, without the necessity for action on the part of either the Company or the Lender, to August 31, 2000."

         2. Amendment to Section 1.2. Section 1.2 of the Credit Agreement, Revolving Loan Borrowing Mechanics and Disbursement, is hereby modified and amended by adding the following to the end of subsection (c)(ii) thereof:

         "Notwithstanding anything contained in this Agreement which may be construed to the contrary, (x) with respect to LIBOR Advances made on and after the First Amendment Date, the Company may only select a LIBOR Advance Period of thirty (30) days, and (y) to the extent that any LIBOR Advances are outstanding on the First Amendment Date, such LIBOR Advances shall immediately convert as of the First Amendment Date to LIBOR Advances having a LIBOR Advance Period of thirty (30) days."

         3. Amendment to Section 1.3. Section 1.3 of the Credit Agreement, Interest, is hereby modified and amended by deleting the existing subsection (c) in its entirety and by substituting the following in lieu thereof:

                  "(c)     Applicable Interest Rate Margin. The Applicable
         Interest Rate Margin for Base Rate Advances shall be one and one-half percent (1.5%) per annum. The Applicable Interest Rate Margin for LIBOR Advances shall be three and one-half percent (3.5%) per annum."

         4. Amendment to Section 1.4. Section 1.4 of the Credit Agreement, Fees, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                  "Section 1.4      [Intentionally Omitted]

         5. Amendment to Section 1.9. Section 1.9 of the Credit Agreement, Acquisition Advances, is hereby modified and amended by deleting such section in its entirety and by substituting the following in lieu thereof:


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                  "Section 1.9      [Intentionally Omitted]"

         6. Amendment to Section 2.2. Section 2.2 of the Credit Agreement, Conditions Precedent to Each Advance Subsequent to the Agreement Date, is hereby modified and amended by deleting the existing subsection (d) and by substituting the following in lieu thereof:

                  "(d)     The aggregate unpaid principal amount of the
         Revolving Loans, after giving effect to such Advance, shall not exceed that amount which is equal to the sum of (i) Current Outstandings, plus
         (ii) the New Commitment."

         7. Amendment to Section 4.9. Section 4.9 of the Credit Agreement, Covenants Regarding Formation of New Subsidiaries and Acquisitions, is hereby modified and amended by deleting the existing subsections (b) and (c) in their entirety.

         8. Amendment to Section 5.4. Section 5.4 of the Credit Agreement, Copies of Other Reports, is hereby modified and amended by adding the following new subsections thereto:

                  "(7) On a weekly basis each Monday, (a) a calculation (set forth on a week-by-week basis) of the Company's cash receipts and cash disbursements for the immediately preceding four (4) week period, (b) a calculation (set forth on a week-by-week basis) of the Company's projected cash receipts and cash disbursements for the immediately succeeding (4) week period, and (c) any other calculations, reports or other information relating to the Company's financial performance requested by the Lender."

         9. Amendment to Article 6. Section 6 of the Credit Agreement, Negative Covenants, is hereby modified and amended by adding the following new
Section 6.14 at the end thereof:

                  "Section 6.14 Cash Receipts. The Company shall not permit cash receipts (as set forth on the weekly report to be delivered to the Lender pursuant to Section 5.4(7) hereof) to be less than, for any four
         (4) week period ending (a) during the period from the First Amendment Date through June 30, 2000, $2,000,000, (b) on July 7, 2000 or July 14,
         2000, $2,200,000, and (c) during the period from July 15, 2000 through the Maturity Date, $2,400,000."

         10. Amendment to Section 6.1. Section 6.1 of the Credit Agreement, Indebtedness, is hereby modified and amended by adding the following new subsection (g) at the end thereof:

                  "(g) Indebtedness owed by the Company in a principal amount not to exceed $2,150,000 in the aggregate during the term of this Agreement to any Person other than the Lender or any of the Lender's Affiliates, which Indebtedness shall be


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         subordinated to the prior payment in full of the Obligations and shall have been incurred by the Company for the purpose of making a Required Investment; provided, however, that in no event shall the Company refinance any such Indebtedness or directly make any Required Investments (i) with the proceeds of any Revolving Loans, (ii) with the proceeds of any other loans or advances made by Lender or any of the Lender's Affiliates, or (iii) from any cash flow generated by the Company or any of its Subsidiaries from their operations."

         11. Amendment to Section 6.4. Section 6.4 of the Credit Agreement, Restricted Payment and Purchases, is hereby modified and amended by deleting the phrase ", other than the Restricted Payments and Restricted Purchases described on Schedule 6.4 attached hereto" in its entirety.

         12. Amendment to Section 6.5. Section 6.5 of the Credit Agreement, Investments, is hereby modified and amended by deleting the phrase "Except for Acquisitions not prohibited by the terms of this Agreement, the" and replacing such phrase with "Except for the making of Required Investments with the proceeds of Indebtedness of the type described in Section 6.1(g) hereof or from the issuance of additional equity interests in the Company".

         13. Amendment to Section 6.6. Section 6.6 of the Credit Agreement, Liquidation; Disposition or Acquisition of Assets, is hereby modified and amended by (a) deleting the phrase "Except with respect to Acquisitions otherwise governed by the terms of this Agreement, the" and replacing such phrase with "Except in connection with a Permitted Take-out Transaction," (b) add the phrase "except in connection with a Permitted Sale/Leaseback Transaction," to the end of clause (ii) of subsection (a) thereof, and (c) deleting the existing subsection (b) and by substituting the following in lieu thereof:

                  "(b)     acquire the assets, property, stock or business of
         any other Person, or make Capital Expenditures, whether in the ordinary course of business or otherwise, during the term of this Agreement, except that the Company may (i) make Capital Expenditures in the ordinary course of business (A) in an aggregate amount not to exceed $5,000 per transaction or $30,000 during the period from the First Amendment Date through the Maturity Date or (B) that are financed via a capitalized lease transaction or a purchase money loan from a Person other than the Lender or any of the Lender's Affiliates, and (ii) make any Required Investments with the proceeds of Indebtedness of the type described in Section 6.1(g) hereof or from the issuance of additional equity interests in the Company."

         14. Amendment to Section 6.12. Section 6.12 of the Credit Agreement, Restricted Payments, is hereby modified and amended by placing a period after the word "thereon" in the third line thereof and by deleting the remaining text of such section.

         15.      Amendments to Article 10.


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                  (a)      Article 10 of the Credit Agreement, Definitions, is
hereby modified and amended by adding the following definitions in appropriate alphabetical order:

                  "Acceptable Counterparty" shall mean any Person that, in the reasonable judgment of the Lender, is capable (financially and otherwise) of consummating the transactions contemplated by an Approved Contract on the timetable proposed therefor in such Approved Contract.

                  "Approved Contract" shall mean any definitive agreement entered into by the Company with an Acceptable Counterparty and approved by the Company's Board of Directors, which agreement shall provide for a Permitted Take-out Transaction and shall require (a) the repayment in full of the Obligations contemporaneously with the closing of such Permitted Take-out Transaction, and (b) that the parties use their best efforts to consummate the closing of such Permitted Take-out Transaction on or before August 31, 2000.

                  "Current Outstandings" shall mean, as of any calculation date, the result of (a) $25,000,000, which shall represent the aggregate principal amount of the Advances outstanding as of the First Amendment Date (excluding the amount of any accrued interest, fees and expenses which shall not have been charged against the loan account on or before the First Amendment Date), less (b) the aggregate amount of payments received by the Lender, during the period from the First Amendment Date to the applicable calculation date, which have been applied to repay the Advances in accordance with Section 1.5(a) hereunder.

                  "First Amendment" shall mean that certain First Amendment to Amended and Restated Credit Agreement dated as of the First Amendment Date between the Company and the Lender.

                  "First Amendment Date" shall mean May 12, 2000.

                  "Investment Agreements" shall mean, collectively, those agreements evidencing the Company's Investment in the Investment Targets, in each case as such agreements are in effect as of the First Amendment Date and without giving effect to any amendments thereto occurring after the First Amendment Date unless approved in writing by the Lender.

                  "New Commitment" shall mean the obligation of the Lender to advance to the Company pursuant to the terms hereof the aggregate amount of $1,650,000 which amount shall, in the event that the Company shall have entered into an Approved Contract on or before June 15, 2000, be increased (i) during the period from June 15, 2000 through June 30, 2000, to $2,300,000, and (ii) during the period from July 1, 2000 through the Maturity Date, to $2,500,000; provided that in no event shall the New Commitment be deemed to exceed $2,500,000 at any time during the term of this Agreement.


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                  "Permitted Sale/Leaseback Transaction" shall mean a
         sale/leaseback transaction consummated by the Company subject to the following conditions: (a) the proceeds of such sale/leaseback transaction shall be used exclusively to finance the business operations of the Company and its Subsidiaries, (b) such sale/leaseback transaction shall be with a Person other than the Lender or any of the Lender's Affiliates, and (c) the aggregate amount of all such sale/leaseback transactions consummated after the First Amendment Date shall not exceed $500,000.

                  "Permitted Take-out Transaction" shall mean either a sale of the Company or a refinancing of all of the Obligations as described in, and subject to the terms and conditions set forth in, the First Amendment.

                  "Required Investments" shall mean, collectively, each of the additional private equity Investments set forth on Schedule 10 attached hereto, which additional Investments the Company is obligated, as of the First Amendment Date, to make in any of the Investment Targets pursuant to the Investment Agreements."

                  (b) Article 10 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the definitions of "Acquisition Advance," "Advance Rate," and "Commitment" in their entirety.

                  (c) Article 10 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Revolving Loans" in its entirety and by substituting the following in lieu thereof:

                  "Revolving Loans" shall mean, collectively the amounts advanced by the Lender to the Company under this Agreement, including the Current Outstandings and any Advances made by the Lender under the New Commitment."

         16.      Amendments to Schedules to the Credit Agreement.

                  (a) Schedule 3.1(c) to the Credit Agreement, Subsidiaries, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(c) attached hereto in lieu thereof.

                  (b) Schedule 3.1(d) to the Credit Agreement, Capital Stock, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(d) attached hereto in lieu thereof.

                  (c) Schedule 3.1(f) to the Credit Agreement, Real Property, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(f) attached hereto in lieu thereof.


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                  (d)      Schedule 3.1(l) to the Credit Agreement, Litigation,
is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(l) attached hereto in lieu thereof.

                  (e) Schedule 3.1(p) to the Credit Agreement, Material Customer Contracts, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(p) attached hereto in lieu thereof.

                  (f) Schedule 3.1(v) to the Credit Agreement, Intellectual Property, is hereby modified and amended by deleting the existing schedule in its entirety and by substituting Schedule 3.1(v) attached hereto in lieu thereof.

                  (g) The Credit Agreement is hereby modified and amended to add Schedule 10 attached hereto, Required Investments, as Schedule 10 thereto.

         17. Waiver. Subject to the satisfaction by the Borrower of the conditions subsequent set forth in Section 26 below, the Lender hereby waives
(a) the Investment Default, (b) any Default which may have occurred prior to the First Amendment Date as a result of the Borrower's failure to deliver on a timely basis all documentation required to be delivered to the Lender pursuant to Section 4.9 of the Credit Agreement, (c) any Default which may have occurred prior to the First Amendment Date under Section 3.1(c) of the Credit Agreement as a result of the Borrower's Acquisition of Citizen 1 Software, Inc., a Delaware corporation, and its Subsidiaries, and (d) its rights and remedies under the Credit Agreement which may arise as a result of the Investment Default or any of the other Defaults described in the foregoing clauses (b) and (c). The waivers contained in the foregoing sentence shall not waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of the Lender following the occurrence of any other Default or Event of Default under the Credit Agreement.

         18. General Amendment to Credit Agreement and Loan Documents. Subject to the satisfaction by the Borrower of the conditions subsequent set forth in Section 26 below, the Credit Agreement and each of the Loan Documents are hereby modified and amended to the extent necessary to reflect that the Borrower's ability to grant to the Lender a security interest in and to the equity interests owned by the Borrower in the Investment Targets may be restricted in whole or in part by the provisions of certain shareholders" agreements governing the Borrower's equity investment.

         19. No Other Amendments, Waivers or Consents. Except for the amendments and waivers set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lender hereby reserves the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents, including, without limitation, all terms applicable to Subsidiaries of the Borrower, in the future.

         20. Reaffirmation of Duties and Obligations. In consideration of the amendments and waivers contained herein, the Borrower hereby reaffirms (a) the aggregate principal amount of the Revolving Loans outstanding as of the First Amendment Date (excluding the amount of


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any accrued interest, fees and expenses which shall not have been charged against the loan account on or before the First Amendment Date) is $25,000,000, and (b) the covenants and agreements made by the Borrower in favor of the Lender set forth in the Credit Agreement and the other Loan Documents.

         21. Release. In order to induce the Lender to execute, deliver and perform this Amendment, the Borrower represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which the Borrower may have, or claim to have, against the Lender, and the Borrower hereby releases, acquits and forever discharges the Lender and its agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that such Person may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the dates of execution and delivery of this Amendment.

         22. Fees. In consideration for the amendments and waivers contained herein, the Borrower hereby agrees that, as additional compensation for the Lender's costs and risks in agreeing to the terms and conditions of this Amendment, the Borrower shall pay to the Lender, on the earlier to occur of (a) consummation of a Permitted Take-out Transaction, (b) the Maturity Date or (c) acceleration of the Obligations pursuant to Section 7.2 of the Credit Agreement,
(i) an amendment fee in the amount of $150,000, which amendment fee shall be fully earned as of the First Amendment Date and shall be non-refundable when paid, and (ii) a completion fee in the applicable amount as follows: If the Obligations shall have been repaid in full in cash and the Credit Agreement shall have been terminated (A) on or before June 30, 2000, the fee shall be $1,050,000, (B) during the period from July 1, 2000 through July 31, 2000, the fee shall be $1,150,000, or (C) from and after August 1, 2000, the fee shall be $1,250,000, in any case which fee shall be fully earned as of the due date therefor and shall be non-refundable when paid. Notwithstanding anything contained herein or in any of the other Loan Documents which may be construed to the contrary, the fees set forth in this Section 21 shall constitute Obligations for all purposes under the Credit Agreement.

         23. Discretionary Increase in New Commitment. In the event that the Borrower has not entered into an Approved Contract on or before June 15, 2000, the Lender may, in its sole, absolute and unconditional discretion, agree to increase the amount of the New Commitment, as contemplated in the definition of such term in the Credit Agreement, during the period from June 15, 2000 through June 30, 2000; provided, however, that the Lender hereby agrees that it will not impose any incremental fees on the Borrower in consideration for its agreement to increase the amount of the New Commitment so long as (a) no Default or Event of Default has occurred and is continuing, (b) the Borrower has not discontinued negotiations with any Acceptable Counterparty toward finalizing an Approved Contract, and (c) the increase in the New Commitment does not extend past June 30, 2000, without the execution and delivery of an Approved Contract.


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         24.      Financial Consultant. The Borrower hereby agrees that,
notwithstanding that no Default or Event of Default may have occurred and be continuing, the Lender shall have the right, in its sole, absolute and unconditional discretion, at any time during the term of the Credit Agreement to require that the Borrower engage a financial consultant acceptable to the Lender.

         25. Permitted Take-out Transaction. At the Borrower's request, this Amendment shall evidence the Lender's agreement to the sale of the Borrower (whether by merger, tender offer, transfer of stock or sale of assets) or a refinancing in full of the Obligations (in each case, a "Permitted Take-out Transaction"), provided that (a) such Permitted Take-out Transaction shall be consummated not later than the Maturity Date and (b) all of the Obligations (including, without limitation, the fees set forth in Section 21 hereof) shall be paid in full upon consummation of such Permitted Take-out Transaction. The Borrower shall deliver promptly to the Lender (a) a copy of any term sheet provided to the Borrower with respect to a proposal for a Permitted Take-out Transaction, and (b) copies of any agreements entered into by the Borrower in connection with a Permitted Take-out Transaction.

         26. Conditions Subsequent. As a condition subsequent to the amendments and consents set forth in this Agreement, the Borrower shall perform or cause to be performed the following (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default under the Credit Agreement):

                  (a) Investment Targets. The Borrower shall use its best efforts to obtain all original stock certificates and corresponding stock powers relating to the Investment Targets which the Borrower was unable to obtain prior to the closing of the First Amendment, and shall provide such certificates and powers to the Lender promptly, but in no event later than three (3) Business Days, after the Borrower's receipt thereof.

                  (b) Investment Agreements. Promptly upon the request of the Lender, the Borrower shall provide the Lender with copies of all Investment Agreements and all other agreements and documentation relating in any way to the Borrower's Investment in the Investment Targets, and all amendments thereto.

                  (c)      Sweetwater Health Enterprises, Inc. Within thirty
         (30) days of the First Amendment Date, the Borrower shall provide the Lender and its counsel with (i) satisfactory evidence that Sweetwater Health Enterprises, Inc., a Delaware corporation ("Sweetwater-Delaware"), has been dissolved, or (ii) all documents, including, without limitation, amendments and supplements to any Loan Documents, requested by the Lender to grant a first priority, perfected security interest in and to Sweetwater-Delaware and all of its properties and assets to the Lender as additional collateral security for the Obligations.

                  (d) Shareholders' Agreements. Promptly following the First Amendment Date, the Borrower shall use its best efforts to obtain all consents necessary to permit the Borrower to grant a security interest in all of the equity interests owned by the Borrower in each of the Investment Targets, including, without limitation, the


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

         consent of all parties to each of the shareholders' agreements restricting the ability of the Borrower to grant such a security interest. Commencing on May 31, 2000, the Borrower shall deliver to the Lender and its counsel a bi-weekly report setting forth the status of obtaining such consents.

         27. Conditions to Effectiveness. This Agreement shall be effective as of the date first written above (the "Effective Date") upon (a) the Lender's receipt of a counterpart hereof duly executed by the Borrower, (b) the Lender's receipt of corporate resolutions of the Borrower certified by the secretary of the Borrower authorizing the transactions contemplated hereby, (c) the Lender's receipt of an Amended and Restated Revolving Note in an aggregate principal amount equal to the sum of (i) Current Outstandings, plus (ii) the New Commitment, executed by an Authorized Signatory of the Borrower, (d) the Lender's receipt of each of the agreements and other items set forth on Exhibit B attached hereto, and (e) the Lender's receipt of such other information, documents, instruments or approvals as the Lender or the Lender's counsel may require.

         28. Representations and Warranties. The Borrower, for itself and on behalf of each of its Subsidiaries, agrees, represents and warrants in favor of the Lender that:

                  (a) This Agreement has been executed and delivered by duly authorized representatives of the Borrower, and the Credit Agreement, as modified and amended by this Agreement, constitutes a legal, valid and binding obligation of the Borrower, and is enforceable against the Borrower in accordance with its terms;

                  (b) After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred or is continuing;

                  (c) As of the Effective Date, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and

                  (d) All of the representations and warranties of the Borrower contained in the Credit Agreement continue to be true and correct as of the date hereof as though made on and as of such date.

         29. Expenses. The Borrower hereby agrees to pay all expenses of the Lender incurred in connection with this Amendment, including, without limitation, all fees and expenses of counsel to the Lender.


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         30.      Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of the Revolving Note and the execution and delivery of the Loan Documents (including, without limitation, this Amendment), resulting from any act or failure to act by the Borrower or any of the Borrower's Subsidiaries or any employee or officer thereof. The Borrower, at its sole expense, will promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and its Subsidiaries in the Loan Documents (including, without limitation, this Amendment), or to obtain any consents, all as may be necessary or appropriate in connection therewith or as may be requested by the Lender.

         31. Effect on the Credit Agreement. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

         32. Counterparts. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         33. Law of Contract. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:                           CAREDATA.COM, INC. (F/K/A MEDIRISK, INC.)


                                    By: /s/ Thomas C. Kuhn III
                                       -----------------------------------------
                                    Name: Thomas C. Kuhn III
                                         ---------------------------------------
                                    Title: EVP & CFO
                                          --------------------------------------


LENDER:                        BANK OF AMERICA, N.A. (F/K/A NATIONSBANK, N.A.)


                                    By: /s/ David B. Jackson
                                       -----------------------------------------
                                    Name: David B. Jackson
                                         ---------------------------------------
                                    Title: Senior Vice President
                                          --------------------------------------

FIRST AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT